For immediate release
                                   October 11, 2000







               St. Joseph, Missouri - St. Joseph Light & Power

          Company (SJLP) (NYSE-SAJ) announced today that

          UtiliCorp United Inc. (NYSE-UCU) informed the company

          that UtiliCorp intends to conduct a further due

          diligence investigation of SJLP's Lake Road power

          plant.

               According to UtiliCorp, the additional inquiry is

          intended "to review and obtain a better understanding

          of the scope of damages" caused by a fire that occurred

          at the plant on June 7, 2000.  UtiliCorp had indicated

          that its investigation will take a minimum of six to

          eight weeks to conclude.

               In recent filings with the Missouri Public Service

          Commission, both SJLP and UtiliCorp have requested the

          Missouri Commission to continue its regulatory review

          of SJLP's and UtiliCorp's proposed merger during the

          pendency of UtiliCorp's ongoing due diligence

          investigation.

                           # # # # # #

          Contact:  Jerry Musil, manager
                    Corporate Communications
                    816-387-6236 (office)
                    816-262-0374 (cellular)
                    jmusil@sjlp.com (email)




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Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements reflect the Company's expectations and are based on currently available information. Such statements include, but are not limited to, information relating to the operations of the Company, the outcome of regulatory proceedings, and the status, timing and certainty of the proposed merger between the Company and UtiliCorp. When used in this press release, the words "anticipates," "believes," "expects," "intends" and similar expressions as they relate to the Company or its management are intended to identify such forward-looking statements. Actual results, performance, achievements or other information may vary materially from those expressed in, or implied by, such forward-looking statements and are subject to numerous risks and uncertainties. No assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on the results of operations and financial conditions of the Company. These statements are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.